UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2017 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
athenahealth, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on June 7, 2017, at its corporate headquarters located in Watertown, Massachusetts. The final voting results on each of the matters submitted to a vote of the shareholders at the Annual Meeting are set forth below.

Proposal 1 - Three directors, Amy Abernethy, Jonathan Bush, and Brandon Hull, were elected to serve as Class I directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Amy Abernethy	36,611,745	35,612	2,100,628
Jonathan Bush	36,163,397	483,960	2,100,628
Brandon Hull	36,179,983	467,374	2,100,628

Additionally, Dev Ittycheria, John A. Kane, Jacqueline B. Kosecoff, Ed Park, David E. Robinson, and Thomas J. Szkutak continued to serve as directors after the Annual Meeting.

Proposal 2 - The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified.

For	Against	Abstain
38,651,631	68,723	27,631

Proposal 3 - The advisory vote on the compensation for the Company’s “Named Executive Officers” for fiscal year 2016 was approved.

For	Against	Abstain	Broker Non-Votes
34,910,533	1,689,359	47,465	2,100,628

Proposal 4 - The advisory vote on the frequency of the advisory vote to approve the compensation of the Company’s “Named Executive Officers.”

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
34,991,875	48,444	1,574,815	32,223	2,100,628

Based on the votes set forth above, the Company’s stockholders approved, on a non-binding, advisory basis, a frequency of One Year for the non-binding, advisory vote on the compensation of the Company’s named executive officers. The Board of Directors considered these voting results and other factors, and has determined that the Company will hold future advisory votes on its executive compensation on an annual basis.

Item 8.01	Other Events.
On June 8, 2017, the Company announced that it has entered into an agreement to acquire Praxify Technologies, Inc., a Delaware corporation (“Praxify”), for an aggregate purchase price of up to approximately $63 million in cash. The Company expects to fund the transaction using cash on hand. At the closing of the transaction, which is subject to customary conditions, Praxify will become a wholly-owned subsidiary of the Company.
A copy of the Company's press release announcing the signing of a definitive agreement to acquire Praxify is included as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “expect”, “will”, and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the expected completion of the acquisition of

Praxify. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things, the risk that the conditions to completing the acquisition of Praxify will not be satisfied on a timely basis or at all. These factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 8, 2017, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 8, 2017	/s/ Dan Haley
Dan Haley
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 8, 2017, filed herewith.